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As filed with the Securities and Exchange Commission on December 10, 2001

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BIOTRANSPLANT INCORPORATED
(Exact name of registrant as specified in its charter)

DELAWARE	04-3119555
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

BUILDING 75, THIRD AVENUE
CHARLESTOWN NAVY YARD
CHARLESTOWN, MA 02129
(617) 241-5200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

ELLIOT LEBOWITZ, PH.D.
CHIEF EXECUTIVE OFFICER
BIOTRANSPLANT INCORPORATED
BUILDING 75, THIRD AVENUE
CHARLESTOWN NAVY YARD
CHARLESTOWN, MA 02129
(617) 241-5200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

STEVEN D. SINGER, ESQ.
HALE AND DORR LLP
60 STATE STREET
BOSTON, MASSACHUSETTS 02109
Telephone: (617) 526-6000
Telecopy: (617) 526-5000

    Approximate date of commencement of proposed sale to public:  From time to time after this Registration Statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /       .

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /             .

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.01 par value per share (1)	5,000,000	$7.93(2)	$39,650,000(2)	$9,477

(1)
The common stock registered also includes such indeterminate number of shares of common stock as may be issued in accordance with Rule 416(a) under the Securities Act, pursuant to the antidilution provisions of any such common stock.

(2)
Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low prices of the common stock on the Nasdaq National Market on December 5, 2001.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), SHALL DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated December 10, 2001

BIOTRANSPLANT INCORPORATED

5,000,000 Shares of Common Stock

    We may from time to time issue up to 5,000,000 shares of our common stock. We will specify in the accompanying prospectus supplement the terms of the common stock to be offered and sold. We may sell shares of our common stock to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents in the accompanying prospectus supplement.

Investing in our common stock involves risks. See "Risk Factors" on page 2.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

    This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

Prospectus dated              , 2001.

ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, utilizing a "shelf" registration process. Under this shelf process, we may sell the common stock described in this prospectus in one or more offerings up to a total of 5,000,000 shares of common stock. We have provided to you in this prospectus a general description of the common stock we may offer. Each time we sell common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering.

BIOTRANSPLANT INCORPORATED

    We are developing pharmaceutical products and systems to enable the body's immune system to better tolerate the transplantation of foreign cells, tissues and organs. Our Eligix BCell-HDM Cell Separation System and Eligix TCell-HDM Cell Separation System have received CE mark approval. CE mark approval indicates compliance with European standards for safety and allows certified products to be marketed and sold in Europe. The BCell-HDM and TCell-HDM Cell Separation System products, which will target bone marrow and stem cell transplant procedures, are being commercialized and sold pursuant to an exclusive distribution agreement with Gambro BCT.

    In addition, we are developing MEDI-507, an antibody product, in collaboration with MedImmune, Inc. We have exclusively licensed MEDI-507 to MedImmune as a stand-alone agent, and we are entitled to royalties on product sales, if any, as well as milestone payments if specific product-related milestones are achieved. MEDI-507 is currently in multiple Phase II clinical trials for the treatment of psoriasis.

    We are also developing products to improve therapies associated with organ and bone marrow transplantation as well as the treatment of cancer, autoimmune diseases and blood disorders. These products under development are based upon our ImmunoCognance technology, which mixes elements of a donor's immune system with that of a patient in a manner that enables the patient to recognize the donor's tissue as self. Our AlloMune System for Cancer is currently in a multi-center Phase I/II clinical trial for therapy-resistant lymphoma. We expect that a Phase I clinical study of our AlloMune System for Transplantation for human kidney transplantation will begin in 2002.

    We are party to a joint venture with Novartis Pharma AG. The joint venture company, Immerge BioTherapeutics AG, is conducting further research in the area of xenotransplantation, which is the transplantation of cells, tissues and organs from one species to another. Novartis has committed $30 million in research funding to Immerge over three years, and has exclusively licensed xenotransplantation technology to Immerge in return for a 67% ownership interest and exclusive development and marketing rights. BioTransplant has exclusively licensed xenotransplantation technology to Immerge in exchange for a 33% ownership interest and future royalties from the sale of any xenotransplantation products by Novartis.

    We were incorporated in Delaware in 1990. Our executive offices are located at Building 75, Third Avenue, Charlestown Navy Yard, Charlestown, Massachusetts 02129, and our telephone number is 617-241-5200. Unless the context otherwise requires, references in this prospectus to "BioTransplant," "we," "us," and "our" refer to BioTransplant Incorporated and its subsidiaries.

    BioTransplant™, ImmunoCognance™, AlloMune™, BTI-322™ and Eligix™ are our trademarks. This prospectus and the documents we incorporate by reference into this prospectus also contain trademarks and trade names of others.

RISK FACTORS

    Investing in our common stock involves risk. Please see the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

    We include in this prospectus, any prospectus supplement, and in the documents we incorporate by reference in this prospectus and any prospectus supplement, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, that we include in this prospectus, any prospectus supplement, and in the documents we incorporate by reference in this prospectus, may be deemed forward-looking statements for purposes of these Acts. We use the words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "project," "will," "would" and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and, accordingly, you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from the forward-looking statements that we make, including without limitation, the factors referred to above under the caption "Risk Factors." These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus. You should read these factors and the other cautionary statements made in this prospectus, any prospectus supplement, and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement, and in the documents incorporated by reference. We caution you that we may not update any or all of the forward-looking statements we make in this prospectus and incorporate in this prospectus by reference to other documents.

USE OF PROCEEDS

    Unless we otherwise indicate in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of our common stock for working capital and other general corporate purposes, including:

  •
  development and commercialization of existing and proposed products;

  •
  expenses relating to the conduct of clinical trials; and

  •
  enhancing sales, marketing, and manufacturing capabilities.

    We intend to use the remainder of the net proceeds for working capital and general corporate purposes, including to acquire or invest in complementary businesses or products or to obtain the right to use complementary technologies. We have no specific understandings, commitments or agreements with respect to any such acquisition or investment. Pending the uses described above, we plan to invest the net proceeds of this offering in short-term, interest-bearing, investment-grade securities.

    We may set forth additional information on the use of net proceeds from the sale of the common stock we offer under this prospectus in a prospectus supplement relating to the specific offering.

DESCRIPTION OF COMMON STOCK

    The following description of our common stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock that we may offer under this prospectus. For the complete terms of our common stock, please refer to our charter and by-laws, which are incorporated by reference into the registration statement which includes this prospectus. The General Corporation Law of Delaware may also affect the terms of our common stock.

    Our authorized capital stock consists of 50,000,000 shares of common stock, $0.01 par value per share, and 2,000,000 shares of preferred stock, $0.01 par value per share. As of December 1, 2001, we had 21,095,217 shares of common stock outstanding held by 268 stockholders of record. As of December 1, 2001, no shares of preferred stock were outstanding.

Common Stock

    Voting.  For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in his or her name on our books. Our common stock does not have cumulative voting rights. As a result, subject to the voting rights of any outstanding preferred stock, of which there currently is none, persons who hold more than 50% of the outstanding common stock entitled to elect members of our board of directors can elect all of the directors who are up for election in a particular year.

    Dividends.  If our board of directors declares a dividend, holders of common stock will receive payments from our funds that are legally available to pay dividends. However, this dividend right is subject to any preferential dividend rights we may grant to the persons who hold preferred stock, if any is outstanding.

    Liquidation and Dissolution.  If we are liquidated or dissolve, the holders of our common stock will be entitled to share ratably in all the assets that remain after we pay our liabilities and any amounts we may owe to the persons who hold preferred stock, if any is outstanding.

    Other Rights and Restrictions.  Holders of our common stock do not have preemptive rights, and they have no right to convert their common stock into any other securities. Our common stock is not subject to redemption by us. The rights, preferences and privileges of common stockholders are subject to the rights of the stockholders of any series of preferred stock which we may designate in the future. Our charter and by-laws do not restrict the ability of a holder of common stock to transfer his or her shares of common stock.

    Listing.  Our common stock is listed on the Nasdaq National Market under the symbol "BTRN."

    Transfer Agent and Registrar.  The transfer agent and registrar for our common stock is The American Stock Transfer and Trust Company.

Certain Effects of Authorized But Unissued Stock

    We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

    The existence of authorized but unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Delaware Law and Charter and By-Law Provisions

    Business Combinations.  We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, assets sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock.

    Limitation of Liability; Indemnification.  Our charter contains provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. The limitation of liability described above does not alter the liability of our directors and officers under federal securities laws. Furthermore, our charter contains provisions to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. These provisions do not limit or eliminate our right or the right of any shareholder of ours to seek non-monetary relief, such as an injunction or rescission in the event of a breach by a director or an officer of his duty of care to us.

    Stockholder Action; Special Meeting of Stockholders.  Our by-laws provide that action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before the meeting and may not be taken by written consent in lieu of a meeting. In order for a matter to be properly brought before a meeting, stockholders must comply with specified advance notice requirements. Our by-laws also provide that special meetings of stockholders may only be called by the chairman of our board of directors, the chief executive officer, our president, or by our board of directors or holders of at least 20% of the then outstanding shares of our capital stock. These provisions may discourage another person or entity from making a tender offer of our common stock, because such person or entity, even if it acquired a majority of our outstanding voting securities, would be able to take action as a stockholder only at a duly called stockholders meeting, and not by written consent.

    Advance Notice Requirements for Stockholder Proposals and Director Nominations.  Our by-laws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual or special meeting of stockholders, must meet specified procedural requirements. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual or special meeting of stockholders.

PLAN OF DISTRIBUTION

    We may sell the shares of common stock being offered hereby in one or more of the following ways from time to time:

  •
  through agents to the public or to investors;

  •
  to underwriters for resale to the public or to investors; or

  •
  directly to investors.

    We will set forth in a prospectus supplement the terms of the offering of our common stock, including:

  •
  the name or names of any agents or underwriters;

  •
  the purchase price of our common stock being offered and the proceeds we will receive from the sale;

  •
  any over-allotment options under which underwriters may purchase additional shares of common stock from us;

  •
  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which such common stock may be listed.

Agents

    We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell our common stock on a continuing basis.

Underwriters

    If we use underwriters for a sale of our common stock, the underwriters will acquire our common stock for their own account. The underwriters may resell our common stock in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase our common stock will be subject to the conditions set forth in the applicable underwriting agreement. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Direct Sales

    We may also sell our common stock directly to one or more purchasers without using underwriters or agents.

    Underwriters, dealers and agents that participate in the distribution of our common stock may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of common stock may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

Trading Markets and Listing of Securities

    Our common stock is listed on the Nasdaq National Market. It is possible that one or more underwriters may make a market in our common stock, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of our common stock.

Stabilization Activities

    Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of our common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Passive Market Making

    Any underwriters who are qualified market markers on the Nasdaq National Market may engage in passive market making transactions in our common stock on the Nasdaq National Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for the security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid then must be lowered when certain purchase limits are exceeded.

VALIDITY OF COMMON STOCK

    The validity of the common stock offered hereby will be passed upon for us by Hale and Dorr LLP, Boston, Massachusetts.

EXPERTS

    Our audited financial statements as of December 31, 1999 and 2000 and for the years ended December 31, 1999 and December 31, 2000 incorporated by reference in this prospectus to our Annual Report on Form 10-K for the year ended December 31, 2000, as amended, filed with the Securities and Exchange Commission, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon Arthur Andersen LLP as experts on auditing and accounting in giving such reports.

WHERE YOU CAN FIND MORE INFORMATION

    We file reports, proxy statements and other documents with the Securities and Exchange Commission. You may read and copy any document we file with the SEC at the public reference facility the SEC maintains at:

    Room 1024, Judiciary Plaza
    450 Fifth Street, N.W.
    Washington, D.C. 20549

and you may also obtain copies of these materials by mail from the Public Reference Section of the SEC at:

    450 Fifth Street, N.W.
    Washington, D.C. 20549

at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

    The SEC also maintains a Web site, the address of which is http://www.sec.gov. That site also contains our annual, quarterly and special reports, proxy statements, information statements and other information.

    This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the common stock being offered by us, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC's Web site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The SEC allows us to "incorporate" into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus. The documents and reports that we list below are incorporated by reference into this prospectus. In addition, all documents and reports that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

    We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

  (1)
  Our Annual Report on Form 10-K for the year ended December 31, 2000, as amended by Amendment No. 1 to Form 10-K/A and Amendment No. 2 to Form 10-K/A;

  (2)
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, as amended by Amendment No. 1 to Form 10-Q/A;

  (3)
  Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001;

  (4)
  Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2001;

  (5)
  Our Current Reports on Form 8-K filed February 21, 2001, February 23, 2001, March 9, 2001, March 12, 2001, May 25, 2001, and June 14, 2001;

  (6)
  Our Current Report on Form 8-K/A filed June 26, 2001;

  (7)
  All our filings pursuant to the Exchange Act after the date of filing of the initial registration statement and prior to effectiveness of the registration statement; and

  (8)
  The description of our common stock contained in our Registration Statement on Form 8-A, as amended by a Current Report on Form 8-K filed on August 9, 2000 and including any other amendments or reports filed for the purpose of updating that description.

    You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting:

    BioTransplant Incorporated
    Building 75, Third Avenue
    Charlestown Navy Yard
    Charlestown, MA 02129
    Attention: Richard V. Capasso
    Telephone: (617) 241-5200

    You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

    The following table sets forth the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by the Company. All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$9,477
Transfer agent's fees and expenses	$25,000
Printing and engraving expenses	$25,000
Legal fees and expenses	$75,000
Accounting fees and expenses	$20,000

Total expenses	$154,477

Item 15. Indemnification of Directors and Officers.

    Article IX of the Company's Restated Certificate of Incorporation provides that no director of the Company shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

    Article X of the Company's Restated Certificate of Incorporation provides that a director or officer of the Company, or any subsidiary of the Company (a) shall be indemnified by the Company against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement incurred in connection with any litigation, threatened litigation or other legal proceeding (other than an action by or in the right of the Company) brought against him by virtue of his position as a director or officer of the Company if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Company against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Company brought against him by virtue of his position as a director or officer of the Company if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Company, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, he will be indemnified by the Company against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

    Indemnification is required to be made unless the Company determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Company that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Company fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Company notice of the action for which indemnity is sought and the Company has the right to participate in such action or assume the defense thereof.

II–1

    Article IX of the Company's Amended and Restated By-Laws provides that a director, officer, employee or agent of the Company and certain other persons serving at the request of the Company in related capacities shall be indemnified, to the fullest extent authorized by Delaware General Corporation Law, by the Company for all expense, liability and loss (including attorney's fees, judgments, fines and amounts paid in settlement) in any suit, civil, criminal or administrative, brought against him by virtue of his position as a director, officer, employee or agent of the Company. The Company, however, shall indemnify a director, officer, employee or agent of the Company and certain other persons serving at the request of the Company in related capacities, in a proceeding to enforce rights to indemnification initiated by such a director, officer, employee or agent only if the board of directors has authorized such indemnification. This right to indemnification includes the right to be paid the expenses incurred in defending a suit prior to its final disposition, provided that the indemnified director, officer, employee or agent provides an undertaking that if he is not entitled to be indemnified, he will repay all amounts advanced by the Company.

    Under the Company's Amended and Restated By-Laws, a director, officer, employee or agent of the Company may initiate suit against the Company to recover amounts owed to the director, officer, employee or agent if the Company failed to pay all amounts owing under the indemnification provisions within 60 days after payment is claimed, or 20 days after a claim for advancement of expenses. If the indemnified party is successful in such suit, or if the director, officer, employee or agent prevails in a suit brought by the Company to recover amounts advanced for the purpose of indemnification, the Company shall pay the expenses incurred in the action.

    Article X of the Company's Restated Certificate of Incorporation and Article IX of the Company's Amended and Restated By-laws further provide that the indemnification provided therein is not exclusive, and provide that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers the Company must indemnify those persons to the fullest extent permitted by such law as so amended.

    Section 102 of the Delaware General Corporation Law allows a corporation to eliminate or limit the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit. BioTransplant has included such a provision in its Certificate of Incorporation.

    Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding (other than an action by or in the right of the corporation) to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

    The Company maintains a general liability insurance policy which covers certain liabilities of directors and officers of the Company arising out of claims based on acts or omissions in their capacities as directors or officers.

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Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER		DESCRIPTION
1.1		The form of underwriting agreement will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.
3.1	*	Restated Certificate of Incorporation of the Registrant, as amended to date.
3.2	**	Amended and Restated By-Laws of the Registrant.
4.1	***	Specimen common stock certificate for shares of Common Stock, $.01 par value, of the Registrant.
5.1		Opinion of Hale and Dorr LLP.
23.1		Consent of Arthur Andersen LLP.
23.2		Consent of PricewaterhouseCoopers LLP.
23.3		Consent of Hale and Dorr LLP (included in Exhibit 5.1).
24.1		Power of Attorney (see page II-5 of this Registration Statement).

*
Incorporated by reference to the Registrant's Form 8-K filed July 18, 2000 (File No. 000-28324).

**
Incorporated by reference to the Registrant's Form 8-K filed December 10, 2001 (File No. 000-28324).

***
Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-2144).

Item 17. Undertakings.

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with

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or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in this Registration Statement.

    (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement, shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlestown, Commonwealth of Massachusetts, on December 10, 2001.

BIOTRANSPLANT INCORPORATED
By:	/s/ ELLIOT LEBOWITZ, PH.D. Elliot Lebowitz, Ph.D. Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

    We, the undersigned officers and directors of BioTransplant Incorporated, hereby severally constitute and appoint Elliot Lebowitz, Ph.D., Richard V. Capasso and Steven D. Singer, Esq., and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable BioTransplant Incorporated to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ELLIOT LEBOWITZ, PH.D. Elliot Lebowitz, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	December 10, 2001
/s/ RICHARD V. CAPASSO Richard V. Capasso	Vice President, Finance and Treasurer (Principal Financial and Accounting Officer)	December 10, 2001
/s/ JAMES C. FOSTER James C. Foster	Director	December 10, 2001

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/s/ DANIEL O. HAUSER Daniel O. Hauser	Director	December 10, 2001
/s/ ARNOLD L. ORONSKY Arnold L. Oronsky	Director	December 10, 2001
/s/ MICHAEL S. PERRY Michael S. Perry	Director	December 10, 2001
/s/ SUSAN M. RACHER Susan M. Racher	Director	December 10, 2001

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EXHIBIT INDEX

EXHIBIT NUMBER		DESCRIPTION
1.1		The form of underwriting agreement will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.
3.1	*	Restated Certificate of Incorporation of the Registrant, as amended to date.
3.2	**	Amended and Restated By-Laws of the Registrant.
4.1	***	Specimen common stock certificate for shares of Common Stock, $.01 par value, of the Registrant.
5.1		Opinion of Hale and Dorr LLP.
23.1		Consent of Arthur Andersen LLP.
23.2		Consent of PricewaterhouseCoopers LLP.
23.3		Consent of Hale and Dorr LLP (included in Exhibit 5.1).
24.1		Power of Attorney (see page II-5 of this Registration Statement).

*
Incorporated by reference to the Registrant's Form 8-K filed July 18, 2000 (File No. 000-28324).

**
Incorporated by reference to the Registrant's Form 8-K filed December 10, 2001 (File No. 000-28324).

***
Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (File No.333-2144).

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
BIOTRANSPLANT INCORPORATED
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION
USE OF PROCEEDS
DESCRIPTION OF COMMON STOCK
PLAN OF DISTRIBUTION
VALIDITY OF COMMON STOCK
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
SIGNATURES AND POWER OF ATTORNEY
EXHIBIT INDEX